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                                                                    EXHIBIT 12.1

DJ ORTHOPEDICS, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)

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
                                                                      Historical
                                                               Years Ended December 31,
                                           -------------------------------------------------------------
                                             2002          2001         2000         1999         1998
                                           -------------------------------------------------------------
Income (loss) before income taxes .......  $(24,556)     $    532     $  5,159     $  9,515     $  8,345

Interest ................................    11,542        16,673       15,876        7,057            -
Amortization of Debt Issuance Costs .....       781           919          877          409            -
Amortization of Discount on Sr. Notes....       154           204          205          102            -
1/3 of rental expense-operating leases...     1,295         1,196        1,064          895        1,064
                                           -------------------------------------------------------------

Earnings ................................  $(10,784)     $ 19,524     $ 23,181     $ 17,978     $  9,409

Interest ................................  $ 11,542      $ 16,673     $ 15,876     $  7,057     $      -
Amortization of Debt Issuance Costs .....       781           919          877          409            -
Amortization of Discount on Sr. Notes....       154           204          205          102            -
1/3 of rental expense-operating leases...     1,295         1,196        1,064          895        1,064
                                           -------------------------------------------------------------

Fixed Charges ...........................  $ 13,772      $ 18,992     $ 18,022     $  8,463     $  1,064

Ratio of Earnings to Fixed Charges ......     -0.78          1.03         1.29         2.12         8.84
                                           =============================================================
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